STOCK-FOR-STOCK ACQUISITION AGREEMENT

This Stock-For-Stock Acquisition Agreement ("the Agreement"), entered into this 31st day of October 1995, by, between, and among Enviro Solutions International Inc., a publicly held Nevada corporation (hereinafter the "Purchaser"), Custom Pack, Inc., a privately held Mississippi corporation (hereinafter the "Company"), and the shareholders of the Company whose names and signatures are set forth upon the signature page of this Agreement (the "Shareholders").

                                   Witnesseth

         WHEREAS, the Purchaser wishes to acquire, and the shareholders are willing to sell, all of the outstanding stock of the Company in the exchange solely for a part of the voting stock of the Purchaser whereby the Shareholder would acquire a controlling interest of the Purchaser;

         NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Purchaser, the Company, and the Shareholders approve and adopt this Agreement and mutually covenant and agree with each other as follows:

     1. Shares to be Transferred and Shares to be issued.

          1.1 On the closing date the Shareholders shall transfer to the Purchaser certificates for the number of shares of the common stock of the Company described in Schedule "A", attached hereto and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of the common stock of the Company. Such certificates shall be duly endorsed in blank by the Shareholder or accompanied by duly executed stock powers in blank with signatures guaranteed.

          1.2 In exchange for the transfer of the common stock of the Company pursuant to subsection 1.1. hereof, the Purchaser shall, on the closing date and contemporaneously with such transfer of the common stock of the Company to it by the Shareholders, issue and deliver to the Shareholders the number of shares of common stock of the Purchaser specified on Schedule "A" hereof such that the Shareholders shall own not less than eighty percent (80%) of the outstanding common stock of the Purchaser.

     2. Representations and Warranties of the Shareholders. The Shareholders, severally and not jointly represent and warrant as follows:

          2.1 Ownership of Stock

               a. Each of the Shareholders is the record owner and holder of the number of fully paid and nonassessable shares of the common stock of the Company listed in Schedule "A: hereto as of the date hereof and will continue to own such shares of the common stock of the Company until the delivery thereof to the Purchaser on the closing date and all such shares of common stock are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferablility. Each of the Shareholders will have full power and authority to assign and transfer his, her, or its shares of the Company in accordance with the terms hereof.

               b. Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Company owned by the Shareholders or the stock of the Purchaser to be received by the Shareholders.

     3. Representations and Warranties of the Company. The Company represents and warrants as follows:

          3.1 Organization and Authority

               a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Mississippi with the full power and authority to enter into and perform the transactions contemplated by this Agreement.

               b. The outstanding shares of the Company are legally and validly issued, fully paid and nonassessable.

               c. The minute book of the Company made available to the Purchaser contains the Articles of Incorporation of the Company as amended, Bylaws, and complete and accurate records of all meetings and other corporate actions of the shareholders and the board of directors (and any committee thereof) of the Company.

          3.2 Financials. True copies of the Financial statements of the Company for the years ended March 31, 1994 and 1993, and the period ended September 30, 1995, have been furnished to the Purchaser. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Purchaser as of September 30, 1994, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

          3.3 Liabilities. There are no material liabilities of the Company, whether accrued, absolute, contingent, or otherwise, which arose or relate to any transaction of the Company, its agents or servants occurring prior to September 30, 1994, which are not disclosed by or reflected in said financial statements.

          3.4 Litigation. There are no legal, administrative or other proceedings, investigations, or inquiries, product liability' or other claims, judgments, injunctions, or restrictions, either threatened, pending, or outstanding against involving the Company or its subsidiaries, if any, or their assets, properties, or business, nor does the Company or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, except as disclosed in the disclosure schedule. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Company or as to which the Shareholder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

          3.5 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of the Company, or have been incurred in the normal course of business of the company since that date. All tax returns of any king required to be filed have been filed and the taxes paid or accrued.

          3.6 Accuracy of All Statements Made by Company. No representation or warranty by the Company and the Shareholder in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Company or the Shareholder pursuant to this Agreement, nor any document or certificate delivered to the Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     4.   Representations  and  Warranties  of  the  Purchaser.   The  Purchaser
represents and warrants as follows:

          4.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement. The Purchaser has approximately 211 shareholders of record, each of whom is reasonably believed to be the beneficial owner of his, hers, or its shares with no prearrangement to sell such shares in connection with this transaction.

          4.2 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of the Purchaser.

          4.3 Financials. True copies of the financial statements of the Purchaser for the years ended May 31, 1993 and 1992, and the period ended May 31, 1995, have been delivered by the Purchaser of the Company. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Purchaser as of May 31, 1995 and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

          4.4 Liabilities. There are no material liabilities of the Purchaser, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Purchaser, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Purchaser.

          4.5  Litigation.   There  are  no  legal,   administrative   or  other
     proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Purchaser or its subsidiaries, if any, or their assets, properties, or business, nor does the Purchaser or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions.

          4.6 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Purchaser, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Purchaser. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

          4.7 Legality of Shares to be Issued. The shares of common stock of the Purchaser to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by the Purchaser and will be fully paid and nonassessable.

          4.8 No Covenant as to Tax Consequences. It is expressly understood and agreed that neither the Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

          4.9 Accuracy of All Statements Made by the Purchaser. No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholder pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     5. Conditions Precedent to the Purchaser's Obligations. Each and every obligation of the Purchaser to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

          5.1 Truth of Representations and Warranties. The representations and warranties made by the Company and the Shareholder in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

          5.2 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

          5.3  Accuracy  of  Financial   Statements.   The   Purchaser  and  its
     representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to the Purchaser herewith.

          5.4 Time Limit on Closing. Closing shall have taken place by October 31, 1995.

     6. Conditions Precedent to Obligations of the Company and the Shareholders. Each and every obligation of the Company and the Shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

          6.1 Truth of Representations and Warranties. The representations and warranties made by the Purchaser in the Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

          6.2 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Purchaser to conduct its business.

          6.3 Accuracy of Financial Statements. The Company and the Shareholder shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Purchaser furnished to the Company herewith.

          6.4 Time Limit on Closing. Closing shall have taken place by October 31, 1995.

     7. Security Act Provisions.

          7.1 Restrictions on Disposition of Shares. Each of the Shareholders, severally and not jointly, covenants and warrants that the shares received are acquired for his, her, or its own account and not with the present view towards the distribution thereof and he, she, or it will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of counsel, acceptable to the Purchaser, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of The Securities and Exchange Commission thereunder. In order to effectuate the covenants of this sub-section 6.1., an appropriate endorsement will be placed upon each of the certificates of common stock of the Purchaser at the time of distribution of such shares by the Company pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

          7.2 Evidence of Compliance with Private Offering Exemption. Each of the Shareholders, severally and not jointly, agrees to supply the Purchaser with evidence of the financial sophistication of the Shareholder or evidence of appointment of a sophisticated investment representative and such other items as counsel for the Purchaser may require in order to evidence the private offering character of the distribution of shares made pursuant to the Agreement.

          7.3 Notice of Limitation Upon Disposition. Each of the Shareholders, severally and not jointly, represents that he, she, or it is aware that the shares distributed to him, her or it will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, he, she, or it will probably have to retain such shares for a period of at least two years and at the expiration of such two year period his, her, or its sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Purchaser is current in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of shares of the Purchaser.

     8. Appointment of New Officers and Directors. Upon and as a condition of closing this Agreement:

          8.1 At closing the Purchaser will deliver the resignation of Alan Pausner, Stephen Velte and Mary Francis Pausner as the officers and directors of the Purchaser, and shall increase the number of directors to persons.

          8.2 Prior to closing the Company will furnish material information of Brent Gutierrez, Clay Gutierrez, and Anita Gutierrez as nominees to be appointed to fill the vacancies created by the foregoing resignation and the increase in the number of directors.

     9. Closing.

          9.1 Time and Place. The closing of this transaction ("closing") shall take place at _____________________at_______.m., October 31, 1995, or at
     such other time and place as the parties hereto shall agree upon. Such date is referred to in this agreement as the "closing date."

          9.2 Documents To Be Delivered by the Company and the Shareholders. At the closing the Company and the Shareholders shall deliver to the Purchaser the following documents:

          a. Certificates for the number of shares of common stock of the Company in the manner and form required by sub-section 1.1 hereof

          b. A certificate signed by the Company that the representations and warranties made by the Company in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date.

          c. Such other documents of transfer, certificates of authority and other documents as the Purchaser may reasonably request.

          9.3 Documents To Be Delivered by the Purchaser. At the closing the Purchaser shall deliver to the Company and the Shareholders the following documents:

          a. Certificates for the number of shares of common stock of the Purchaser as determined in sub-section 1.2. hereof

          b. A certificate signed by the Purchaser that the representations and warranties made by the Purchaser in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of closing date.

     10. Finder's Fee. The parties hereto agree that there are no finder's fees payable directly or indirectly in connection with this transaction by any party hereto.

     11. Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provide hereunder.

          a. Financial Consultant Agreement. For a period of Two years following the closing, PNC Investments LTD Inc. will be engaged by Enviro Solutions International Inc. as the Investment Bankers for Enviro Solutions International Inc.

     12. Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

     13. Successors and Assigns.  This Agreement shall be binding upon and shall
inure  to  the  benefit  of  the  parties   hereto,   their  heirs,   executors,
administrators, successors and assigns.

     14. Partial Invalidity. If any term covenant, condition or provision of the Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

     15. No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be not oral representations which will be binding upon any of the parties hereto.

     16. Survival of Covenants. Etc. All Covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

     17. Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

     18. Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

     19. Headings. The descriptive headings of the various Sections or parts of this Agreement are convenience only and shall not affect the meaning or construction of any of the provisions hereof

     20. Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

     IN  WITNESS   WHEREOF,   the  parties   hereto   executed   the   foregoing
Stock-For-Stock Acquisition Agreement as of the day and year first above written.

PURCHASER:                    ENVIRO SOLUTIONS INTERNATIONAL INC.


                              By /s/ Alan Pausner
                                 --------------------------------
                                 Alan Pausner, President/Director


                              By /s/ Mary Francis Pausner
                                 ---------------------------
                                 Mary Francis Pausner,
                                 Secretary/Treasurer/Director


                              By /s/ Stephen Velte 10/31/95
                                 --------------------------------
                                 Stephen Velte, Director

SHAREHOLDERS:




                                        /s/  Brent C. Gutierrez
                                        --------------------------
                                        Brent C. Gutierrez




                                        /s/ Clayton F Gutierrez
                                        --------------------------
                                        Clayton F. Gutierrez


                                        /s/ Anita K. Gutierrez
                                        --------------------------
                                        Anita K. Gutierrez




                                        /s/ Frank Gutierrez
                                        --------------------------
                                        Frank Gutierrez



COMPANY:                                Custom Pack, Inc.


                                        By /s/ Brent Gutierrez, President
                                           ---------------------------------
                                           Brent Gutierrez

                                   DEFINITIONS


     1. Arrangement means any plan, contract, authorization or understanding, whether or not set forth in a formal document.

     2. Associate, as used throughout this questionnaire, means (a) any corporation or organization (other than the Company or any of its subsidiaries) of which I am an officer, director, or partner or of which I am, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which I have been a substantial beneficial interest or as to which I serve as trustee or in a similar fiduciary capacity, or (c) my spouse or any other member of my immediate family (see definition).

     3. Beneficially, when used in connection with the ownership of securities, means (a) any interest in a security which entitles me to any of the rights or benefits of ownership even though I may not be the owner of record, or (b) securities owned by me directly or indirectly, including those held by me for my own benefit (regardless of how registered) and securities held by others for my benefit (regardless of how registered), such as custodians, brokers, nominees, pledges, etc., and including securities held by an estate or trust in which I have an interest as legatee or beneficiary, securities owned by a partnership of which I am a member, securities held by a personal holding company of which I am a stockholder, etc., and securities held in the name of my spouse or any other member if my immediate family. (See definition.) A beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement understanding, relationship or otherwise has or shares

          A. voting power which includes the power to vote, or to direct the disposition, or such security.

          B. investment power which includes the power to dispose, or to direct the disposition of, such security.

     In addition, you will be deemed to be the beneficial owner of any security for which you have the right to acquire the voting or investment power within 60 days, including any right to acquire such security (a) through the exercise of any option, warrant or right (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement, or (d) pursuant to the automatic termination of a trust, discretionary account or other similar arrangement.

     4. Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     5.  Family  Relationship  means  any  relationship  by blood,  marriage  or
adoption,   including  spouses,  parents,   children,   siblings,   mothers  and
fathers-in-law, sons and daughters-in-law, and brother and sisters-in-law.

     6. Material when used in this questionnaire to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which an average prudent investor ought reasonably to be informed before purchasing the common stock of the Company.

     7. Material relationship has not been defined by the Securities and Exchange Commission. However, the Commission has indicated that it will probably construe as a "material relationship" any dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore, to consider that I would have such relationship, for example, with any organization of which I am an officer, director, or trustee or partner or in which I own, directly or indirectly, 10 percent or more of the outstanding voting stock, or in which I have some other substantial interest, and with any person or organization with whom I have, or with whom any relative or spouse (or any other person or organization as to which I have any of the foregoing other relationships) has, a contractual relationship.

     8. Promoter is any person who, acting alone or in concert with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of a company. It also includes any person who, in connection with the founding and organizing of the business or enterprise of a company, directly or indirectly receives in consideration of services or property (or both) 10 percent or more of any class of securities of the company or 10 percent or more of the proceeds from the sale of any class of securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a "promoter" if such person does not otherwise take part in founding and organizing the enterprise.

     9. Plan includes all plans, contracts, authorizations or arrangements, whether or not set forth in any formal document.

                                  SCHEDULE "A"
                                     TO THE
                     STOCK-FOR-STOCK ACQUISITION AGREEMENT



                             NO. OF SHARES OF         NO. OF SHARES OF
                             CUSTOM PACK, INC.        ENVIRO SOLUTIONS INTL INC.
NAME OF SHAREHOLDER          TO BE TRANSFERRED        TO BE ISSUED
-------------------          -----------------        ------------

Brent Carroll Gutierrez            25                 2,666,667




Clayton F. Gutierrez               25                 2,666,666




Frank and Anita Gutierrez,         25                 2,666,666
as joint tenants with full
rights of survivorship
                                   -----              ---------

             TOTALS                75                 8,000,000
                                   ==                 =========